POWER OF ATTORNEY

      Know all by these presents, that the undersigned
hereby authorizes Paul Davis, or Richard Morales of Tessera
Technologies, Inc., a Delaware corporation (the "Company"),
or Robert A. Koenig, Esq., Zachary Hale, Esq., or Vedran I.
Busija of Latham & Watkins LLP, to execute for and on behalf of the undersigned, in the undersigned's capacity as a director of the Company, Forms 3, 4 and 5, and any Amendments thereto, and cause such form(s) to be filed with the United States
Securities and Exchange Commission pursuant to Section 16(a)
of the Securities Exchange Act of 1934, relating to the
undersigned's beneficial ownership of securities in the Company.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and
thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney's-in-fact substitute or
substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the
undersigned's responsibilities to comply with Section 16 of
the Securities Exchange Act of 1934.

      This Power of Attorney shall remain in full force and
effect until the undersigned is no longer required to file Forms
3, 4 and 5 with respect to the undersigned's holdings of, and transactions in, securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

      IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as of this 23rd day of May, 2013.

 /s/ Thomas Lacey
Thomas Lacey